Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Gina Fitzgerald (703) 464-6326

FitzgeraldGina@PRAIntl.com

PRA International Acquires RxCCI and GMG to Enhance
Global Regulatory and Product Development Consulting Capabilities

RESTON, VA, June 6, 2005 — PRA International (NASDAQ: PRAI), a leading global clinical research organization, today announced the strategic acquisition of two regulatory and product development consultancies: Regulatory/Clinical Consultants, Inc. (RxCCI) and GMG BioBusiness Ltd. (GMG). Both organizations will be integrated fully into PRA’s strategic product development service offering within the Global Regulatory Affairs Group or other service groups where appropriate.

RxCCI was founded in 1998. The company offers specialized and consultancy services including regulatory affairs, electronic regulatory submissions, health economics and outcomes research and quality assurance. Operational core competencies include therapeutically focused clinical trial monitoring and data management. The company has won numerous local and national awards for excellence, growth, and entrepreneurship, including Ernst & Young’s Entrepreneur of the Year Award. RxCCI founder and current CEO, Diane Seif, brings over 30 years’ experience in clinical development and regulatory management to PRA and, as Vice President, will lead the expanded Global Regulatory Affairs Group at PRA.

GMG was also founded in 1998 and provides a comprehensive range of regulatory and product development consulting services throughout Europe. The acquisition of GMG doubles PRA’s existing European-based product development consultancy and Regulatory Affairs staff. GMG’s founders, Gerard McGettigan and Elaine Murphy, with 16 and 14 years of regulatory experience respectively, will lead PRA’s European regulatory operations from a strategic and operational perspective.

PRA also announced today that Richard K. Bourne, Ph.D. has joined the company’s expanding Global Regulatory Affairs Group as Vice President. Dr. Bourne has over 20 years’ experience in leading product development and regulatory activities and has been particularly successful as a strategic liaison with regulatory agencies worldwide. Dr. Bourne will continue PRA’s tradition of dedicated executive oversight of client development programs from a strategic perspective.

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World Headquarters
12120 Sunset Hills Road, Suite 600   •   Reston, Virginia 20190 USA   •   Tel: +1 703 464-6300   •   Fax: +1 703 464-6301
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PRA International acquires GMG and RxCCI / 2 of 2

“The RxCCI and GMG assets are best represented by their staff’s deep talent and expertise. Through these acquisitions PRA increases our leadership position as a provider of global clinical development services and provides additional strategic product development support to our customers,” said Pat Donnelly, President and CEO of PRA International. “Regulatory services are increasingly important as we rapidly expand our customer portfolio of emerging pharmaceutical, biotechnology and medical device companies.”

PRA International
PRA International is one of the world’s leading clinical development organizations, with over 2,500 employees working from offices in North America, Europe, South America, Africa, Australia and Asia. PRA, an ISO 9001:2000 registered company, delivers services to its clients through a unique approach called Project AssuranceSM, which represents the Company’s commitment to reliable service delivery, program-level therapeutic expertise, global access to knowledge, and involved senior management.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance. Any predictive statements dependent upon future events or conditions, or that include words such as “expects” or “estimates” or similar expressions of futurity. You should not place undue reliance on any forward-looking statements, which represent the Company’s estimates only as of the date of this news release and are not intended to give any assurance as to actual future results. Factors that might cause future results to differ include: whether our customer portfolio of emerging companies continues to expand; the rate of such expansion; the extent to which regulatory services may or may not increase in their importance to our customers; and general economic and business conditions. PRA’s actual results could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions the Company believes to be reasonable based upon available information, they are subject to risks and uncertainties that are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the year ended December 31, 2004. This document can be accessed in the SEC’s EDGAR database found at http://www.sec.gov. Please note that PRA assumes no obligation to update any of the forward- looking statements in this release, except as required by applicable securities laws.

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To learn more about PRA International, please visit www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.